EXHIBIT 2.2


                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement"), dated as of October 26, 1998, is by and between Physicians Health Services of New Jersey, Inc., a New Jersey corporation ("PHS-NJ"), and First Option Health Plan of New Jersey, Inc., a New Jersey corporation ("FOHP-NJ" or the "Surviving Corporation").

                                    RECITALS

         WHEREAS, PHS-NJ is a wholly-owned subsidiary of Physicians Health Services, Inc., a Delaware corporation ("PHS "), and FOHP-NJ is a wholly-owned subsidiary of FOHP, Inc., a New Jersey corporation ("FOHP");

         WHEREAS, Foundation Health Systems, Inc., a Delaware corporation ("FHS"), owns 100% of the issued and outstanding stock of PHS and approximately 98% of the issued and outstanding stock of FOHP;

         WHEREAS, each of PHS-NJ and FOHP-NJ operate as health maintenance organizations in the State of New Jersey;

         WHEREAS, the Boards of Directors of PHS-NJ and FOHP-NJ have determined that it is in the best interests of their respective shareholders and FHS to merge PHS-NJ with and into FOHP-NJ (the "Merger") pursuant to the terms, and subject to the conditions, of this Agreement;

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, (i) PHS-NJ will be merged with and into FOHP-NJ in accordance with the applicable provisions of the New Jersey Business Corporation Act ("New Jersey Corporate Law"), (ii) each share of PHS-NJ common stock, par value $.0l per share ("PHS-NJ Common Stock"), issued and outstanding immediately prior to the "Effective Time" (as such term is defined in Section 1.2 of this Agreement), will be cancelled, (iii) PHS will receive $100.00 for its shares of PHS-NJ Common Stock, and (iv) the name of the Surviving Corporation will change from "First Option Health Plan of New Jersey, Inc." to "Physicians Health Services of New Jersey, Inc.;" and

         WHEREAS, PHS-NJ and FOHP-NJ desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         NOW,   THEREFORE,   in   consideration   of  the   foregoing   and  the
representations, warranties, covenants and agreements set forth herein, PHS-NJ and FOHP-NJ hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1. The Merger. At the Effective Time and upon the terms and subject to the conditions hereof and in accordance with the provisions of New Jersey Corporate Law, PHS-NJ will be merged with and into FOHP-NJ, whereupon the separate corporate existence of PHS-NJ shall cease and FOHP-NJ shall continue as and be the Surviving Corporation in the Merger. PHS-NJ and FOHP-NJ are sometimes hereinafter referred to individually as a "Constituent Corporation" and collectively as the "Constituent Corporations."

         1.2. Effective Time of Merger. Subject to the terms and conditions of this Agreement, and as promptly as practicable after satisfaction of all of the conditions to each party's obligation to consummate the Merger contained in
Article V of this Agreement, or, to the extent permitted hereunder, waiver thereof, a duly executed copy of this Agreement and a certificate of merger (the "Certificate of Merger") in such form as required by, and executed in accordance with, the relevant provisions of New Jersey Corporate Law, shall be filed with the New Jersey Department of Treasury, Division of Revenue (the "State Department"). If the Certificate of Merger is filed before January 1, 1999, it shall provide that the Merger will be effective on January 1, 1999. If the Certificate of Merger is filed after January 1, 1999, the Merger shall be effective at such time as the Certificate of Merger is filed with the State Department or such other time as is stated therein. The date on which the Merger is effective shall be the "Effective Time." This Agreement is intended by the Constituent Corporations to constitute the plan of merger contemplated by
Section 14A:10-1 of New Jersey Corporate Law.

         1.3. Effects of the Merger.

         (a) At the Effective Time, the separate corporate existence of PHS-NJ shall cease and PHS-NJ shall be merged with and into FOHP-NJ which, as the
Surviving Corporation, shall survive the Merger and continue its separate corporate existence under the laws of the State of New Jersey. The Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, causes of action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all the debts, obligations, liabilities and duties of the Constituent Corporations as provided in Section 14A:10-6 of New Jersey Corporate Law. To the extent permitted by law, the Surviving Corporation shall possess all the rights, powers and franchises, of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations. All rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, and all other things in action belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation. All property, rights, privileges, powers, franchises and all choses in action and every other interest shall thereafter be the property of the Surviving Corporation as they were of the Constituent Corporations. The title to any real estate, whether by deed or otherwise, and any other property, whether real, personal or mixed, vested in any of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger. Any devise, bequest, gift or grant contained in any will or in any instrument, made before or after the Merger, to or for the benefit of any of the Constituent

Corporations, shall inure to the benefit of the Surviving Corporation. Insofar as may be necessary to preserve any of the assets of the Constituent Corporations, the existence of each Constituent Corporation shall be deemed to continue in and through the Surviving Corporation. Any claim, action or proceeding, civil or criminal, pending by or against any Constituent Corporation, may be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted in place of any of the Constituent Corporations in connection with such claim, action or proceeding. Any judgment rendered against any of the Constituent Corporations may be enforced against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of any of the Constituent Corporations shall be impaired by the Merger.

         (b) If, at any time after the Effective Time, the Surviving Corporation shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger, or otherwise to carry out the purpose and intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of any of the Constituent Corporations, all such deeds, bills of sale, assignments, assumption agreements and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Corporation or otherwise to carry out the purpose and intent of this Agreement.

         1.4. Certificate of Incorporation and By-laws.

         (a) The Certificate of Incorporation of FOHP-NJ, as in effect immediately prior to the Effective Time, shall be amended and restated to change the name of FOHP-NJ to "Physicians Health Services of New Jersey, Inc." and to effect certain other changes thereto, and, as so amended and restated, the Certificate of Incorporation of FOHP-NJ shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or under applicable law. Attached hereto as Exhibit A is a copy of FOHP-NJ's Certificate of Incorporation, as amended and restated in accordance herewith, which will be filed with the Certificate of Merger in order to effect the amendments thereto.

         (b) The By-laws of FOHP-NJ, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time (which amended and restated By-laws are attached hereto as Exhibit B) and, as so amended and restated, the By-laws of FOHP-NJ shall be the By-laws of the Surviving Corporation until altered, amended or repealed as provided therein or under applicable law.

         1.5. Board of Directors. The directors of FOHP-NJ at the Effective Time (as set forth on Exhibit C attached hereto) shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and/or By-laws.

         1.6. Officers. The officers of FOHP-NJ at the Effective Time (as set forth on Exhibit D attached hereto) shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and/or By-laws.

                                   ARTICLE II

                          CONSIDERATION FOR THE MERGER

         At the Effective Time, by virtue of the Merger and without any action on the part of PHS-NJ or FOHP-NJ or the holders of the shares of the capital stock of the Constituent Corporations, the following shall occur:

         (i) PHS-NJ Common Stock. All shares of PHS-NJ Common Stock issued and outstanding immediately prior to the Effective Time (all of which are currently owned and held by PHS), shall be cancelled, and PHS will be paid $100.00 therefor.

         (ii) FOHP-NJ Common Stock. At the Effective Time, each share of FOHP-NJ common stock, par value $.01 per share ("Surviving Corporation Common Stock"), issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding. Upon the consummation of the Merger, FOHP shall be the sole shareholder of the Surviving Corporation and shall own and hold all of the issued and outstanding shares of Surviving Corporation Common Stock.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each of the Constituent Corporations makes the following representations and warranties: (i) it is a duly organized and lawful existing corporation in the State of New Jersey, (ii) it has filed all federal, state and other governmental tax returns which are required to be filed, and has paid, or has made adequate provision for the payment of, all taxes which have or may become due, (iii) no claims or additional assessments have been made against it by federal, state or other governmental bodies for any taxes, franchise fees or other assessments, (iv) no judicial or administrative proceedings are pending or threatened against it which will have a material adverse effect on its assets or businesses, and (v) it has good and marketable title to all of its property and assets except as otherwise disclosed to the other party hereto.

                                   ARTICLE IV

                                    COVENANTS

         From and after the date of this Agreement through the Effective Time of the Merger, neither PHS-NJ nor FOHP-NJ will, except with the prior written consent of FOHP and PHS, (i) incur any obligation or liability, absolute or contingent, except liabilities and obligations incurred in the ordinary course of business, (ii) discharge or satisfy any lien or encumbrance or pay any liability or obligation, absolute or contingent, other than current liabilities shown on its latest balance sheet, or incurred since the date of said balance sheet in the ordinary course of business, (iii) mortgage, pledge, create a security interest in, or subject to lien or other encumbrance any of its assets except in the ordinary course of business, (iv) sell, assign or transfer any of its assets or cancel any debts or claims except in the ordinary course of business, (v) waive any right of substantial value, or (vi) enter into any transaction other than in the ordinary course of business.

                                   ARTICLE V

                              CONDITIONS OF MERGER

         The obligation of PHS-NJ and FOHP-NJ to consummate and effect the Merger contemplated by this Agreement shall be subject to fulfillment at or prior to the Effective Time of the following conditions:

         5.1. Shareholder Approval. This Agreement must be approved and adopted by the sole shareholder of PHS-NJ and the sole shareholder of FOHP-NJ.

         5.2. Illegality or Legal Constraint. No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced or otherwise made applicable (and not repealed or superseded) by any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality (the "Governmental Entities"), which prohibits the consummation of the transactions contemplated by this Agreement.

         5.3. Governmental Approvals. The parties hereto shall have made the requisite filings with all Governmental Entities as shall be required pursuant to applicable laws, rules and regulations, and such Governmental Entities (including, but not limited to, the New Jersey Department of Banking and Insurance and the New Jersey Department of Health and Senior Services), to the extent required by applicable law, shall have approved the transactions contemplated by this Agreement.

                                   ARTICLE VI

                            TERMINATION AND AMENDMENT

         6.1. Termination. At any time before the Effective Time, and whether before or after approval of this Agreement by PHS, the sole shareholder of PHS-NJ, and FOHP, the sole shareholder of FOHP-NJ, this Agreement may be terminated and the Merger abandoned, or the consummation of the transactions contemplated by the Merger may be delayed, by the Board of Directors of FOHP-NJ or the Board of Directors of PHS-NJ for any reason, including, without limitation, non-satisfaction of any condition to the consummation of the Merger.

         6.2. Effect of Termination. Upon the termination of this Agreement, it shall forthwith become null and void and neither party hereto shall have any liability or further obligation to the other party to this Agreement.

         6.3. Amendment. The Board of Directors of FOHP-NJ, together with the Board of Directors of PHS-NJ, may amend, modify and supplement this Agreement, to the extent permitted by New Jersey Corporate Law and pursuant to an instrument in writing, at any time prior to the consummation of the Merger, whether before or after the approval of this Agreement by the shareholders of FOHP-NJ and PHS-NJ.

                                  ARTICLE VII

                      GENERAL AND MISCELLANEOUS PROVISIONS

         7.1. Captions. The Article, Section and Paragraph captions herein are inserted for convenience of reference only, do not constitute a part hereof, and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         7.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.3. Applicable Law. This Agreement and the issues concerning the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

         7.4. Entire Agreement. This Agreement, including the attachments referred to herein, constitutes the entire agreement with respect to the Merger, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the Merger, and except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

         7.5. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         7.6. Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         7.7. Survival. The representations and warranties made herein shall not survive the termination of this Agreement or the Effective Time. This Section
7.7 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the termination of this Agreement or the Effective Time.

         7.8. Merger Expenses. Unless otherwise agreed by the parties hereto, the Surviving Corporation shall pay all fees, costs and expenses incurred in connection with the Merger and the other actions contemplated by this Agreement.

         7.9. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:

     (a)  If to PHS-NJ, to:

          Mack Center IV
          South 61 Paramus Road
          Paramus, New Jersey 07652
          Attention:  Secretary

          With a copy to:

          Foundation Health Systems, Inc.
          21600 Oxnard Street
          Woodland Hills, CA 91367
          Attention: Senior Vice President,
          General Counsel and Secretary
          Fax:     (818) 676-8958

     (b)  If to FOHP or FOHP-NJ, to:

          FOHP, Inc.
          3501 State Highway 66
          Neptune, New Jersey 07753
          Attention: Vice President,
          General Counsel and Secretary
          Fax: (732) 918-6407

          With a copy to:

          Giordano, Halleran & Ciesla, P.C.
          125 Half Mile Road
          P. O. Box 190
          Middletown, New Jersey 07748
          Attention:  Paul T. Colella, Esq.
          Fax: (732) 224-6599

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          PHYSICIANS HEALTH SERVICES OF
                                          NEW JERSEY, INC.


                                      By: /s/Donald Parisi
                                          -------------------------------------
                                    Name: DONALD PARISI
                                   Title: Secretary


                                          FIRST OPTION HEALTH PLAN OF
                                          NEW JERSEY, INC.

                                      By: /s/Thomas W. Wilfong
                                          -------------------------------------
                                    Name: THOMAS W. WILFONG
                                   Title: President and Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                OF PHYSICIANS HEALTH SERVICES OF NEW JERSEY, INC.
             (FORMERLY FIRST OPTION HEALTH PLAN OF NEW JERSEY, INC.)

         Physicians Health Services of New Jersey, Inc., a corporation organized under the laws of the State of New Jersey on May 19, 1993 as First Option Health Plan of New Jersey, Inc. (the "Corporation"), has, since its formation, amended its Certificate of Incorporation by an amendment filed on June 30, 1993, by an Amended and Restated Certificate of Incorporation filed on February 28, 1994, by an Amended and Restated Certificate of Incorporation filed on March 10, 1994, by an Amended and Restated Certificate of Incorporation filed on November 3, 1994, by an Amended and Restated Certificate of Incorporation filed on December 7, 1995, and by an Amended and Restated Certificate of Incorporation filed on April 17, 1997.

         Pursuant to N.J. Stat. Ann. 14A:9-5, the Corporation hereby (i) restates its Certificate of Incorporation, to embody in one document its original certificate and the subsequent amendments thereto, and (ii) further amends its Certificate of Incorporation as set forth herein.

         The Corporation hereby certifies the following which (i) sets forth in full its Certificate of Incorporation, as of this date, and (ii) supersedes and replaces its original Certificate of Incorporation and all amendments filed prior to the date hereof:

                                   ARTICLE I

                                 CORPORATE NAME

         The name of the Corporation is Physicians Health Services of New Jersey, Inc.

                                   ARTICLE II

                             PURPOSE OF CORPORATION

         The purpose of the Corporation is to arrange for basic and other health care services, to operate and maintain a health maintenance organization and to engage in any other activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                  ARTICLE III

                                  CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have the authority to issue is one hundred thousand (100,000) shares of Common Stock, par value $.01 per share.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         The current  Board of Directors of the  Corporation  consists of eleven
(11) directors and the names and addresses of the directors are:

         NAME AND ADDRESS                        NAME AND ADDRESS
         ----------------                        ----------------

         Dr. John F. Bonamo                      Mr. John J. Gantner
         95 Northfield Avenue                    Robert Wood Johnson University
         West Orange, NJ 07052                      Hospital
                                                 One Robert Wood Johnson Place
                                                 New Brunswick, NJ 08903

         Ms. Karen A. Coughlin                   Mr. Jay M. Gellert
         Physicians Health Services, Inc.        Foundation Health Systems, Inc.
         One Far Mill Crossing                   21600 Oxnard Street
         Shelton, CT  06484                      Woodland Hills, CA 91367

         Mr. Bruce G. Coe                        Mr. Laurence M. Merlis
         41 Lambert Lane                         Meridian Health System
         Lambertville, NJ 08530                  Monmouth Shores Corporate Park
                                                 1350 Campus Parkway
                                                 Wall, NJ 07753

         Mr. Christopher M. Dadlez               Dr. Om P. Sawhney
         Saint Barnabas Health Care System       1550 Park Avenue
         Old Short Hills Road                    South Plainfield, NJ 07080
         Livingston, NJ 07039

         Dr. Mark L. Engel                       Mr. Thomas W. Wilfong
         733 North Beers Street                  FOHP, Inc.
         Holmdel, NJ 07733                       3501 State Highway 66
                                                 Neptune, NJ 07753

         Dr. Thomas J. Feneran
         102 East Bay Avenue, Suite C
         Manahawkin, NJ 08050

                                   ARTICLE V

                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of New Jersey is 820 Bear Tavern Road, 3rd Floor, West Trenton, New Jersey 08628, and the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE VI

                LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, the directors and officers of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article VI shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit.

                                  ARTICLE VII

                              COMPLIANCE WITH LAWS

         Notwithstanding anything to the contrary contained herein or in the Corporation's By-laws, the Corporation shall at all times comply with the laws of the State of New Jersey applicable to the Corporation and its business.

         IN WITNESS WHEREOF, Physicians Health Services of New Jersey, Inc. (formerly First Option Health Plan of New Jersey, Inc.) has caused this Amended and Restated Certificate of Incorporation to be executed on the ___ day of __________________________, 1998, by a duly authorized officer.


                                         PHYSICIANS HEALTH SERVICES OF
                                         NEW JERSEY, INC. (formerly
                                         First Option Health Plan of
                                         New Jersey, Inc.)


                                    By:  _______________________________
                                  Name:  THOMAS W. WILFONG
                                 Title:  President and Chief Executive Officer




Filed By:
PAUL T. COLELLA, ESQ.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road
Lincroft, New Jersey 07738

                                    EXHIBIT B
                                    ---------

                                     BY-LAWS

                                       OF

                 PHYSICIANS HEALTH SERVICES OF NEW JERSEY, INC.

                                   ARTICLE I

                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of Physicians Health Services of New Jersey, Inc. (the "Corporation") shall be located at 3501 State Highway 66, Neptune, New Jersey 07753 or at such other place as is determined by the Corporation's Board of Directors (the "Board" or "Board of Directors").

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of New Jersey, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the shareholders for the election of directors and for any other purpose shall be held at such time and place, within or without the State of New Jersey, as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETING. Annual meetings of shareholders shall be held in the month of April or May on such day as the Board of Directors shall designate at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given by mailing, not more than sixty (60) days nor less than ten (10) days prior to the date of the annual meeting, a written notice stating the date, time and place thereof, directed to each shareholder of record entitled to vote at the meeting at his, her or its address as the same appears upon the records of the Corporation.

         SECTION 4. LIST OF SHAREHOLDERS. Prior to each annual or special meeting of the shareholders, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at said meeting, which shall be arranged in alphabetical order and include the address of and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any shareholder who may be present.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Certificate of Incorporation, as amended and restated (the "Certificate of Incorporation"), may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 6. NOTICE OF SPECIAL MEETING. Written or telegraphic notice of a special meeting of shareholders, stating the date, time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat, not more than sixty (60) days nor less than ten (10) days before the date fixed for the meeting.

         SECTION  7.  BUSINESS   TRANSACTED  AT  A  SPECIAL  MEETING.   Business
transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

         SECTION 8. QUORUM. Except as otherwise provided in the Certificate of Incorporation, the holders of issued and outstanding shares of Corporation capital stock entitled to cast a majority of the votes at a meeting of shareholders, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, that when a specified matter is required to be voted on by a class or series of capital stock, voting as a separate class, the holders of issued and outstanding shares of such series or class entitled to cast a majority of the votes at a meeting of the holders of shares of such series or class, present in person or by proxy, shall constitute a quorum for the transaction of business with respect to such matter.

         SECTION 9. METHOD OF VOTING. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall, at every meeting of the shareholders, be entitled to one vote for each share of capital stock held by such shareholder.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy shall be executed in writing by the shareholder or his, her or its agent, except that a proxy may be given by a shareholder or his, her or its agent by telegram or cable or its equivalent. No proxy shall be valid for more than eleven (11) months, unless a longer time is expressly provided therein. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of a shareholder but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

         A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his, her or its place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

         SECTION 10. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, the meeting and the vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, and in the case of any action to be taken pursuant to Chapter 10 of Title 14A of the Revised Statutes of the State of New Jersey, the Corporation provides to all other shareholders the advance notification required by N.J.S.A. 14A:5-6(2)(b).

         Subject to the provisions of N.J.S.A. 14A:5-6(2), whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, other than the election of directors, the meeting and vote of shareholders may be dispensed with and the action may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

         SECTION 11. CONDUCT AT MEETINGS. At each meeting of shareholders, the Chairman of the Board of Directors or in his or her absence the President of the Corporation or in his or her absence any Vice President of the Corporation or in his or her absence a chairman chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, the chairman shall have the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry at the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulations with respect to the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The chairman shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. The chairman may rule that a resolution, nomination or motion not be submitted to the shareholders for a vote unless seconded by a shareholder or a proxy for a shareholder. The chairman may require that any person who is neither a bona fide shareholder nor a proxy for a bona fide shareholder leave the meeting, and upon the refusal of a shareholder to comply with a procedural ruling of the chairman which the chairman deems necessary for the proper conduct of the meeting, may require that such shareholder leave the meeting. The chairman may, on his or her own motion, summarily adjourn any meeting for any period he or she deems necessary if he or she rules that orderly procedures cannot be maintained at the meeting. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

         SECTION 12. PROCEDURE NECESSARY TO BRING BUSINESS BEFORE AN ANNUAL MEETING. To be properly brought before an annual meeting of shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty
(120) days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if the Corporation did not release a proxy statement in connection with the previous year's annual meeting then the shareholder must give such notice not later than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

         Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12 of Article 11 and any other applicable requirements; provided, however, that nothing in this Section 12 of Article 11 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

         The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of
Article 11 or any other applicable requirements, which determination shall be conclusive, and, as a result, any such business shall not be transacted.

                                  ARTICLE III

                                    DIRECTORS

         SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The number of directors which shall constitute the entire Board shall be not less than six (6) nor more than fifty (50) directors. As of January 1, 1999, the Board shall consist of twelve (12) directors, and thereafter the number of directors which shall constitute the whole Board may be increased or decreased by resolution of the Board of Directors or shareholders, but in no case shall be less than three (3) directors. The directors shall be elected at the annual meeting of shareholders, or at a special meeting of shareholders called for such purpose, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be shareholders.

         SECTION 2. NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by a shareholder entitled to vote in the election of directors generally.

         SECTION 3. VACANCIES; NEWLY CREATED DIRECTORSHIP. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         SECTION 4. GOVERNANCE. The business of the Corporation shall be governed by the Board. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

         SECTION 5. REMOVAL. Any director or directors may be removed from office either with or without cause by the shareholders pursuant to Section 14A:6-6 of the New Jersey Business Corporation Act.

         SECTION 6. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors, or upon the conclusion of the shareholders' meeting at which time they were elected, without further notice. At such meeting the Board of Directors shall elect from their own number a Chairman of the Board for the ensuing year and until his or her successor is elected and qualified, and transact such other business as may come before the meeting.

         SECTION 7. REGULAR MEETINGS. Regular meetings of the Board may be held on five (5) days written notice, at such time as shall be from time to time determined by the Board. Written notice for any such meeting shall state the place, date and time of the meeting and shall be delivered either personally or by first class mail, facsimile or overnight courier service.

         SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the request in writing of at least one-third (1/3) of the directors then in office. Written notice of any special meeting shall be given, either personally or by first class mail, facsimile or overnight courier service, to each director at least two (2) days prior to the date thereof.

         SECTION 9. PLACE OF MEETING; WAIVER OF NOTICE. Meetings of the Board of Directors shall be held at such place as shall be designated in the notice of meeting if notice is required. Notice of any meeting, if required, need not be given to any director who signs a waiver of notice before or after the meeting. The attendance of any director at any meeting without the director protesting prior to the conclusion of such meeting the lack of notice thereof shall constitute a waiver of notice by such director.

         SECTION 10. ADJOURNMENT. Any meeting of the Board of Directors shall be adjourned upon the request of a majority of the directors on the Board who are present at the meeting, for a period of not more than ten (10) days. Also, any meeting of a committee of the Board or any other committee established by the Corporation shall be adjourned upon the request of a majority of the persons on the committee who are present at the meeting, for a period of not more than ten
(10) days.

         SECTION 11. QUORUM. Except as otherwise provided in the Certificate of Incorporation, a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         SECTION 12. MANNER OF ACTING. Except as otherwise provided in the Certificate of Incorporation or herein, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or by a committee thereof may be taken without a meeting if, prior to such action, all of the members of the Board or committee consent in writing to a resolution authorizing the action. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.

         SECTION 14. TELEPHONIC ATTENDANCE AT MEETING. Any or all directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

         SECTION 15. COMMITTEES.

                    (a) FORMATION OF COMMITTEES. The Board of Directors may, by one or more resolutions passed by a majority of the directors then in office, establish such other committees as it shall determine necessary for the operations of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by a resolution adopted by the Board. Moreover, upon a resolution passed by a majority of the directors then in office, the Board may designate one or more committees, comprised solely of directors of the Corporation, to exercise the power of the Board in the management of the business and affairs of the Corporation. Only committees whose membership is exclusively reserved for directors may be vested with the powers of the Board. All other committees shall have and may exercise such authority as the Board establishes by resolution or these By-laws permit, subject to any limitation imposed by law. The filling of vacancies in a committee, the abolishing of a committee and the removal of persons serving on a committee shall be as set forth in a resolution adopted by the Board unless otherwise set forth in the provisions of these By-laws applicable to such committee. Each committee shall keep regular minutes of its meetings and report same to the Board of Directors when required. Except as may otherwise be provided in a resolution adopted by the Board, committee members and chairpersons shall serve one (1) year terms.

                    (b) RESTRICTIONS ON COMMITTEE MEMBERS. Members of any committee of the Corporation who are affiliated with or represent an entity, including its officers, directors, employees and agents, that provides health care services on behalf of the Corporation or any subsidiary or affiliate thereof pursuant to an agreement with the Corporation or any subsidiary or affiliate thereof are prohibited from using their participation as a committee member of the Corporation to obtain or exchange competitive information pertaining to other providers that provide similar health care services on behalf of the Corporation or any subsidiary or affiliate thereof pursuant to an agreement with the Corporation or any subsidiary or affiliate thereof. Competitive information includes, but is not limited to, information related to an individual provider's rates, discounts, costs, prices, salaries, terms of participation in other health plans, or strategic or marketing plans.

                    (c) QUORUM. A majority of the members of a committee or subcommittee shall constitute a quorum for the transaction of business at any meeting of such committee or subcommittee.

                    (d) REQUIRED VOTE. The act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee or subcommittee.

         SECTION 16. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, relating to their attendance at meetings of the Board of Directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at meetings of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors may also choose one or more Assistant Secretaries or Assistant Treasurers, and may designate one or more Vice Presidents to be executive or senior Vice Presidents. One person may hold two (2) or more offices, but the person serving as President may not serve simultaneously as Secretary.

         SECTION 2. TERM; REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed or suspended at any time by the affirmative vote of a majority of the directors at any meeting of the Board at which there is a quorum, without the necessity of specifying any cause therefor and without any prior notice of such action to the officer so removed or suspended. All officers, employees and agents, other than officers elected or appointed by the Board of Directors, may be suspended or removed by the committee of the Board of Directors or officer appointing them.

         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. He or she shall, in the absence or the disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as may be delegated to him or her by the Board of Directors.

         SECTION 4. PRESIDENT. The President, who shall be the Chief Executive Officer of the Corporation, shall in general, subject to the control of the Board of Directors, supervise and control all of the business and affairs of the Corporation. All other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a corporation.

         SECTION 5. VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents who shall perform such duties and possess such powers as shall be assigned him or her by the President or the Board.

         SECTION 6. TREASURER AND ASSISTANT TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of Treasurer or as shall be assigned to the Treasurer by the President or the Board. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer set forth herein and as the President or the Board from time to time may prescribe.

         SECTION 7. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall cause notices of all meetings to be served as prescribed in these By-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and of the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post-office address of each shareholder which shall be furnished to the Secretary by such shareholder. The Secretary shall perform such other duties and possess such other powers as are incident to the office of the Secretary or as are assigned by the President or the Board. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries, in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary set forth herein and as the President or the Board from time to time may prescribe.

         SECTION 8. SUBORDINATE OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President or the Board.

                                   ARTICLE V

                             EXECUTION OF DOCUMENTS

         SECTION 1. COMMERCIAL PAPER AND CONTRACTS. All checks, notes, drafts and other commercial paper of the Corporation shall be signed by the President or the Treasurer of the Corporation or by such other person or persons as the Board of Directors may from time to time designate.

         SECTION 2. OTHER INSTRUMENTS. All contracts, deeds, mortgages and other instruments shall be executed by the President or any Vice President, and, if necessary or required by law, by the Secretary or any Assistant Secretary, or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE VI

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

         Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the President or any Vice President and by the Secretary or the Treasurer, unless the Board of Directors shall direct otherwise.

                                  ARTICLE VIII

                                   RECORD DATE

         For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of shareholders for any other purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action or event to which it relates. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this Article VIII, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                   ARTICLE IX

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends or make other distributions on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by statute.

                                    ARTICLE X

                                    AMENDMENT

         These By-laws may be altered, amended or repealed, or new by-laws may be adopted by the Board of Directors, at any regular meeting of the Board of Directors or of any special meeting of the Board of Directors. These By-laws, or any new by-laws adopted by the Board, may also be altered, amended or repealed, or new by-laws may be adopted, by the shareholders, at any annual or special meeting of shareholders if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such meeting.


                                   ARTICLE XI

                                 INDEMNIFICATION

         SECTION 1. The Corporation shall indemnify a Corporate Agent (as defined in Section 8 of this Article) against his or her expenses and liabilities actually and reasonably incurred in connection with the defense of any proceeding involving the Corporate Agent by reason of his or her being or having been such a Corporate Agent, other than a proceeding by or in the right of the Corporation, if (a) such Corporate Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and (b) with respect to any criminal proceeding, such Corporate Agent had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Corporate Agent did not meet the applicable standards of conduct set forth in subparts (a) and (b) herein.

         SECTION 2. The Corporation shall indemnify a Corporate Agent against his or her liabilities and expenses, actually or reasonably incurred by him or her in connection with the defense, in any proceeding, by or in the right of the Corporation to procure a judgment in its favor which involves the Corporate Agent by reason of his or her being or having been such Corporate Agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such Corporate Agent shall have been adjudged liable to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such Corporate Agent is fairly and reasonably entitled to indemnity for such expenses or liabilities as the New Jersey Superior Court or such other court shall deem proper.

         SECTION 3. The Corporation shall indemnify a Corporate Agent against expenses (including attorneys fees) to the extent that such Corporate Agent has been successful on the merits or otherwise in any proceeding referred to in Sections 1 and 2 of this Article or in defense of any claim, issue or matter therein.

         SECTION 4. Any indemnification under Section 1 of this Article and, unless ordered by a court, under Section 2 of this Article, may be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the Corporate Agent met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors by a majority vote of the disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be designated by the Board of Directors; or (c) by the shareholders.

         SECTION 5. Expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding, as authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified as provided in this Article XI.

         SECTION 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article shall not exclude any other rights to which a Corporate Agent may be entitled under the Corporation's Certificate of Incorporation, a By-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a Corporate Agent if a judgment or other final adjudication adverse to the Corporate Agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the Corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the Corporate Agent of an improper personal benefit.

         SECTION 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any Corporate Agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a Corporate Agent, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this section. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insurers.

         SECTION 8. For purposes of this Article XI, the following definitions, as well as all other definitions set forth in N.J.S.A. 14A:3-5, shall apply:

                    (a) "Corporate Agent" shall mean any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any Other Enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. Furthermore, any Corporate Agent also serving as a "fiduciary" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974" (ERISA) as amended from time to time, shall serve in such capacity as a Corporate Agent, if the corporation shall have requested any such person to serve. Additionally, the corporation shall be deemed to have requested such person to serve as a fiduciary of an employee benefit plan, only where the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan.

                    (b) "Other Enterprise" shall mean any domestic or foreign corporation other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise (including employee benefit plans governed by ERISA), whether or not for profit, served by a Corporate Agent.

                                  ARTICLE XII

                 INCONSISTENCY WITH CERTIFICATE OF INCORPORATION

         In  the  event  that  any  of  the   provisions  of  these  By-laws  is
inconsistent   with  any   provision  of  the   Corporation's   Certificate   of
Incorporation, the provision of the Certificate of Incorporation shall apply.

As Amended and Restated: January 1, 1999.

                                    EXHIBIT C
                                    ---------

           DIRECTORS OF PHYSICIANS HEALTH SERVICES OF NEW JERSEY, INC.

         The Board of Directors of the Surviving Corporation will consist of eleven (11) directors and the names and addresses of such directors are:

NAME AND ADDRESS                           NAME AND ADDRESS
----------------                           ----------------

Dr. John F. Bonamo                         Mr. John J. Gantner
95 Northfield Avenue                       Robert Wood Johnson
West Orange, NJ 07052                      University Hospital
                                           One Robert Wood Johnson Place
                                           New Brunswick, NJ 08903

Ms. Karen A. Coughlin                      Mr. Jay M. Gellert
Physicians Health Services, Inc.           Foundation Health Systems, Inc.
One Far Mill Crossing                      21600 Oxnard Street
Shelton, CT  06484                         Woodland Hills, CA 91367

Mr. Bruce G. Coe                           Mr. Laurence M. Merlis
41 Lambert Lane                            Meridian Health System
Lambertville, NJ 08530                     Monmouth Shores
                                           Corporate Park
                                           1350 Campus Parkway
                                           Wall, NJ 07753

Mr. Christopher M. Dadlez                  Dr. Om P. Sawhney
Saint Barnabas Health Care System          1550 Park Avenue
Old Short Hills Road                       South Plainfield, NJ 07080
Livingston, NJ 07039

Dr. Mark L. Engel                          Mr. Thomas W. Wilfong
733 North Beers Street                     FOHP, Inc.
Holmdel, NJ 07733                          3501 State Highway 66
                                           Neptune, NJ 07753

Dr. Thomas J. Feneran
102 East Bay Avenue, Suite C
Manahawkin, NJ 08050

                                    EXHIBIT D
                                    ---------

           OFFICERS OF PHYSICIANS HEALTH SERVICES OF NEW JERSEY, INC.

         The name and position(s) of each executive officer of the Surviving Corporation is set for below:

                  NAME                          POSITION
                  ----                          --------

            Thomas W. Wilfong         President and Chief Executive Officer

            Dr. Joseph Singer         Vice President and Chief Medical Officer

            Donald Parisi             Vice President, Secretary and General
                                      Counsel

            Marc M. Stein             Treasurer and Chief Financial Officer